UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2011
KAYDON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11333 (Commission File Number)	13-3186040 (IRS Employer Identification No.)
315 East Eisenhower Parkway, Suite 300
Ann Arbor, MI 48108
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (734) 747-7025
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
     Kaydon Corporation (the “Company”) hereby furnishes a press release, issued February 25, 2011 disclosing material non-public information regarding its results of operations for the fourth fiscal quarter and full year ended December 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is also available on the Company’s website, which is www.kaydon.com.

Item 8.01	Other Events.
     On February 24, 2011 the Company entered into a definitive agreement to purchase all of the outstanding shares of HAHN-Gasfedern GmbH and related real estate and intangible property (“Hahn”) from Ulrich Hahn e.K. The acquisition is expected to close in the second quarter of 2011 following completion of customary closing conditions, including the completion and acceptance of certain real estate filings. A copy of the press release announcing the definitive agreement, dated February 25, 2011, is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The press release is also available on the Company’s website, which is www.kaydon.com.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 25, 2011
99.2	Press Release dated February 25, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 25, 2011	KAYDON CORPORATION
	By:	/s/ Peter C. DeChants
Peter C. DeChants
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 25, 2011
99.2	Press Release dated February 25, 2011